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As filed with the Securities and Exchange Commission on May 18, 2006

Registration No. 333-102799

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 4
to
FORM S-3
Registration Statement under the Securities Act of 1933

Aon CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-3051915 (I.R.S. Employer Identification Number)

200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

D. Cameron Findlay
Executive Vice President and General Counsel
Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of communications to:
 Paul L. Choi
Frederick C. Lowinger
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

        Aon Corporation (the "Company") previously issued $300,000,000 principal amount of 3 1/2% Senior Convertible Debentures due 2012 (the "Debentures") and, pursuant to a Registration Statement on Form S-3 (File No. 333-102799) filed with the Commission on January 29, 2003 (the "Registration Statement"), registered for resale both the Debentures and 13,969,740 shares of the Company's Common Stock (the "Shares") that are issuable upon conversion of the Debentures if certain conditions are satisfied.

        In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment to remove from registration all of the aggregate principal amount of the Debentures and the Shares that remain unsold under the Registration Statement as of the date hereof. We are seeking to deregister these securities because our obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreement has expired.

        Accordingly, we are filing this Post-Effective Amendment No. 4 to the Registration Statement to deregister such aggregate principal amount of the Debentures and such number of the Shares registered pursuant to the Registration Statement as remain unsold thereunder as of the date hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on May 18, 2006.

Aon CORPORATION
By:	/s/ GREGORY C. CASE Gregory C. Case President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 4 to the registration statement has been signed by the following persons in the capacities indicated on May 18, 2006.

Name	Title

/s/ GREGORY C. CASE Gregory C. Case	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PATRICK G. RYAN Patrick G. Ryan	Executive Chairman and Director
/s/ DAVID P. BOLGER David P. Bolger	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)
* Edgar D. Jannotta	Director
* Jan Kalff	Director
* Lester B. Knight	Director
* J. Michael Losh	Director

II-1

* R. Eden Martin	Director
* Andrew J. McKenna	Director
* Robert S. Morrison	Director
* Richard C. Notebaert	Director
* John W. Rogers, Jr.	Director
* Gloria Santona	Director
* Carolyn Y. Woo	Director
*By:	/s/ PATRICK G. RYAN Patrick G. Ryan Attorney-in-Fact

II-2

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DEREGISTRATION OF SECURITIES
SIGNATURES